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                                                              EXHIBIT (h)(14)(d)

              NOVATION OF AND AMENDMENT TO PARTICIPATION AGREEMENT

     THIS NOVATION OF AND AMENDMENT TO PARTICIPATION AGREEMENT made this 1st day of July, 2011, and effective as of the Effective Date (as defined below), by and among Allianz Global Investors Distributors LLC ("AGID"), PIMCO Investments LLC ("PI"), PIMCO Variable Insurance Trust (the "Fund"), The United States Life Insurance Company in the City of New York, as successor to American International Life Assurance Company of New York, American General Life Insurance Company and American General Life Insurance Company of Delaware (the "Company").

     WHEREAS, AGID has served as the principal underwriter for the Fund and its several series of shares (each a "Portfolio") pursuant to a Distribution Contract with the Fund;

     WHEREAS, AGID, the Fund and the Company have entered into a Participation Agreement, as amended (or amended and restated) through the date hereof (the "Participation Agreement"), pursuant to which AGID has made available for purchase by the Company, on behalf of segregated asset accounts of the Company, shares of the Portfolios and performs various other functions;

     WHEREAS, as of the date of this Novation of and Amendment to Participation Agreement first written above, PI either will in the future replace or has already replaced AGID as the principal underwriter for the Fund by entering into a distribution agreement with the Fund that will take effect (or previously took effect) immediately following the termination of the existing Distribution Contract between AGID and the Fund (the "Effective Date of Change of Fund Distributor" as used herein shall mean the date as of which such distribution agreement between PI and the Fund takes or took effect, and "Effective Date" as used herein shall mean the date that is the later of (i) the date of this Novation of and Amendment to Participation Agreement first written above and
(ii) the Effective Date of Change of Fund Distributor);

     WHEREAS, the Company, the Fund, AGID and PI desire that PI be substituted for AGID as a party for all purposes under the Participation Agreement effective as of the Effective Date pursuant to a novation by AGID to PI as specified herein.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Fund, AGID and PI hereby agree as follows:

I. Novation. Subject to the terms and conditions contained herein, (i) AGID hereby irrevocably novates and transfers to PI all of AGID's rights, title and interests and duties, liabilities and obligations under the Participation Agreement so as to substitute PI for AGID as a party to the Participation Agreement for all purposes as of the Effective Date (the "Novation"), (ii) PI hereby irrevocably accepts such rights, title and interests and assumes such duties, liabilities and obligations from AGID under the Participation Agreement as of the Effective Date and releases AGID from all such duties, liabilities and obligations thereunder which would otherwise be required or occur on and after the Effective Date, (iii) the Company and the Fund hereby consent to such Novation for all purposes, and (iv) the Company and the Fund hereby irrevocably release AGID from all of its duties, liabilities and obligations under the Participation Agreement which would otherwise be required or occur on and after the Effective Date. Pursuant to the Novation, on and after the Effective Date, PI agrees to duly perform and discharge all liabilities and obligations arising out of or related to the Participation Agreement from time to time to be performed or discharged by it by virtue of this instrument in all respects as if PI was (and had at all times been) named therein as a party instead of AGID.

II. Representations and Warranties. PI hereby makes and agrees to all of the representations, warranties, covenants and undertakings made or agreed to by AGID under the Participation Agreement (assuming PI is the party thereto in place of AGID) as of the Effective Date and represents and warrants that the same will continue in full force and effect on and after the Effective Date until further notice by PI to the Company and the Fund.

III. Effective Date and Term. The Novation shall become effective as of the Effective Date and shall extend until the Participation Agreement is thereafter terminated in accordance with its terms.

IV. Amendments. (i) The parties agree that all references in the Agreement to "Allianz Global Investors Distributors LLC" or the name of its predecessors shall be changed to "PIMCO Investments LLC" as of the Effective Date. Any


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notice to be provided to PI under the Participation Agreement shall be provided to the address as shown below, and the applicable notice provisions of the Participation Agreement are hereby revised accordingly:

          PIMCO Investments LLC
          1345 Avenue of the Americas
          New York, New York 10105
          Attention: Chief Legal Officer
          Telephone: (212) 739-3000
          Facsimile: (212) 739-3926
          E-mail: IntermediaryAgtReviewTeam@pimco.com

     Any notice to be provided to the Company under the Participation Agreement or any other agreement entered into between the Company and AGID or its affiliates shall be provided to the address identified on the signature page to this Agreement, and the applicable notice provisions of these agreements are hereby revised accordingly.

     (ii) Without limiting the scope of any privacy-related or similar agreement or term in the Participation Agreement, each of the Company, the Fund, AGID and PI hereby agrees to comply with all applicable laws and regulations related to the collection, storage, handling, processing and transfer of non-public personal information ("Applicable Laws"), including without limitation the Massachusetts Standards for the Protection of Personal Information, 201 CMR 17.00, et. seq., and to implement and maintain appropriate security measures to protect the confidentiality, security and integrity of non-public personal information in the manner provided for under and to the extent required by all such Applicable Laws, and the Participation Agreement is hereby amended to include this provision (as applicable to PI on and after the Effective Date).

V. Counterparts. This Novation of and Amendment to Participation Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.


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




     IN WITNESS WHEREOF, the undersigned has caused this Novation of and Amendment to Participation Agreement to be executed as of the date first above written.


PIMCO VARIABLE INSURANCE TRUST          ALLIANZ GLOBAL INVESTORS DISTRIBUTORS
                                        LLC


-------------------------------------
By:                                     ----------------------------------------
Title:                                  By:
                                        Title:

--------------------------------------------------------------------------------
PIMCO INVESTMENTS LLC                   AMERICAN INTERNATIONAL LIFE ASSURANCE
                                        COMPANY OF NEW YORK


-------------------------------------   ----------------------------------------
By:                                     By:
Title:                                  Title:

--------------------------------------------------------------------------------
THE UNITED STATES LIFE INSURANCE        AMERICAN GENERAL LIFE INSURANCE
COMPANY IN THE CITY OF NEW YORK         COMPANY OF DELAWARE (formerly AIG
                                        Life Insurance Company)


-------------------------------------   ----------------------------------------
By:                                     By:
Title:                                  Title:

--------------------------------------------------------------------------------
AMERICAN GENERAL LIFE INSURANCE         American International Life Assurance
COMPANY                                 Co. of New York
                                        American General Life Ins. Co. of
                                        Delaware
                                        American General Life Ins. Co.
-------------------------------------   The United States Life Ins. Co. in the
By:                                     City of New York
Title:

                                        By:
                                            ------------------------------------
                                                           , Assistant Secretary
                                            ---------------

Address and Related Information for Notices to Company:
[To be completed by Company]

Address:
             ------------------------

             ------------------------

             ------------------------
Attention:
             ------------------------
Telephone:
             ------------------------
Facsimile:
             ------------------------
E-mail:
             ------------------------


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